Tableau Reports First Quarter 2019 Financial Results
Continued Subscription Adoption Drives Strong Annual Recurring Revenue Growth

SEATTLE, Wash. - May 2, 2019 - Tableau Software, Inc. (NYSE: DATA) today reported results for its first quarter ended March 31, 2019.
Financial Summary

•	Total revenue was $282.5 million, up 15% year over year.

•	Total annual recurring revenue was $902.0 million as of March 31, 2019, up 41% year over year.

•	Subscription annual recurring revenue was $510.1 million as of March 31, 2019, up 115% year over year.

•	Diluted GAAP net loss per share was $1.04.

•	Diluted non-GAAP net income per share was $0.02.
"We saw strong subscription momentum during Q1 with our mix at 84 percent and our annual recurring revenue exceeding $900 million, up 41 percent year-over-year," said Adam Selipsky, President and Chief Executive Officer of Tableau. "We are seeing more and more customers cultivate a data-driven culture in their organizations due to the ease of use and flexibility of Tableau's end-to-end analytics platform."
Financial Results
Total revenue for the first quarter of 2019 was $282.5 million, up 15% from $246.2 million for the first quarter of 2018. Total annual recurring revenue increased 41% to $902.0 million as of March 31, 2019, up from $641.9 million as of March 31, 2018. Subscription annual recurring revenue increased 115% to $510.1 million as of March 31, 2019, up from $237.5 million as of March 31, 2018.
GAAP operating loss for the first quarter of 2019 was $93.2 million, compared to a GAAP operating loss of $50.4 million for the first quarter of 2018. GAAP net loss for the first quarter of 2019 was $88.9 million, or $1.04 per diluted common share, compared to a GAAP net loss of $46.5 million, or $0.57 per diluted common share, for the first quarter of 2018.
Non-GAAP operating loss was $2.7 million for the first quarter of 2019, compared to non-GAAP operating income of $5.7 million for the first quarter of 2018. Non-GAAP net income was $2.0 million for the first quarter of 2019, or $0.02 per diluted common share, compared to a non-GAAP net income of $5.8 million, or $0.07 per diluted common share, for the first quarter of 2018.
During the first quarter of 2019, Tableau repurchased 34,986 shares of its outstanding Class A common stock for a total of $4.3 million. As of March 31, 2019, the Company was authorized to repurchase a remaining $275.7 million of its Class A common stock under the previously authorized repurchase program.
Recent Business Highlights

•	Released Tableau 2019.1, which includes Ask Data, which leverages natural language processing to enable customers to ask questions of their data in plain language.

•
Expanded Tableau's data preparation capabilities with the release of Tableau Prep Conductor, which enables organizations to schedule and manage self-service data preparation at scale. Tableau Prep Conductor is part of a new offering called the Tableau Data Management Add-On.

•	Recognized as a Leader in the Gartner Magic Quadrant for Analytics and Business Intelligence Platforms for the seventh consecutive year.

•	Tableau donated 209,384 shares of the Company's Class A common stock to Tableau Foundation, a donor-advised charitable fund.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss Tableau's first quarter 2019 financial results, as well as its guidance for the second quarter of 2019 and outlook for full year 2019. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau's website at http://investors.tableau.com. The live call can be accessed by dialing (833) 241-7252 (U.S.) or (647) 689-4216 (outside the U.S.) and referencing passcode 5036617. A replay of the call can also be accessed by dialing (800) 585-8367 (U.S.) or (416) 621-4642 (outside the U.S.), and referencing passcode 5036617.
About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau's self-service analytics platform empowers people of any skill level to work with data. From individuals and non-profits to government agencies and the Fortune 500, tens of thousands of customers around the world use Tableau to get rapid insights and make impactful, data-driven decisions. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding customer demand and customers' continued scaling of Tableau within their organizations; the Company's progress and continued transition to subscription and term licensing and adoption rate by customers of role-based subscription offerings; new product offerings, features and capabilities to broaden and expand its analytics platform; continued product innovation and adoption, including strong subscription adoption and annual recurring revenue growth; demand, adoption and deployment by enterprise customers, and the Company's ability to service, execute and grow that demand in the U.S. and globally; momentum with the Company's partners; customers' ability to easily scale the Company's products and broaden the deployment of analytics across their workforces with tailored solutions for employees; the Company's research and development investments, costs, continued innovation and ability to timely release future products and features; the Company's leadership position in the sector and ability to address market opportunities as an analytics platform; the Company's expectations, quarterly and annual outlook, and guidance regarding future operating results, including revenues, expenses and net income or loss, and future performance of key metrics; and the Company's stock repurchase authorization and timing and ability to repurchase shares of the Company's Class A common stock under its stock repurchase program. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: customer demand for Tableau's products and services and customer response to its subscription offerings; risks associated with anticipated growth in Tableau's business and addressable market; competitive factors, including new market entrants and changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau's enterprise sales execution and expansion and further transition to subscription and term licensing; Tableau's ability to attract, integrate and retain qualified personnel; general economic and industry conditions, including expenditure trends for business analytics and productivity tools; new product introductions and Tableau's ability to develop and deliver innovative, secure and high-quality products to customers' on-premise, public, private or hybrid cloud environments; Tableau's ability to provide high-quality customer service and support offerings to expand its business and drive customer renewals; risks associated with international expansion and operations; macroeconomic conditions; market conditions; and the possibility that the stock repurchase program may be suspended or discontinued. These and other important risk factors are described more fully in additional documents filed with the Securities and Exchange Commission, including Tableau's most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses (sales and marketing, research and development, and general and administrative), non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets, each to the extent attributable to the cost of revenues, from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenues. Non-GAAP sales and marketing expense is calculated by excluding stock-based compensation expense attributable to sales and marketing from sales and marketing expense. Non-GAAP research and development expense is calculated by excluding stock-based compensation expense attributable to research and development from research and development expense. Non-GAAP general and administrative expense is calculated by excluding stock-based compensation expense attributable to general and administrative and expense associated with the donation of the Company's Class A common stock in the first quarter of 2019 from general and administrative expense. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense, expense related to amortization of acquired intangible assets and expense associated with the donation of the Company's Class A common stock in the first quarter of 2019 from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by total revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, expense related to amortization of acquired intangible assets, non-GAAP income tax adjustments and expense associated with the donation of the Company's Class A common stock in the first quarter of 2019 from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding includes the effect of dilutive shares in periods of non-GAAP net income.
Non-GAAP financial information is adjusted for a tax rate equal to Tableau's estimated tax rate on non-GAAP income over a three-year financial projection. This long-term rate is based on Tableau's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures. To determine this long-term non-GAAP tax rate, Tableau evaluates a three-year financial projection that excludes the impact of non-cash stock-based compensation expense, expense related to amortization of acquired intangible assets and expense associated with the donation of the Company's Class A common stock in the first quarter of 2019. The long-term non-GAAP tax rate takes into account other factors including Tableau's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Tableau operates. The long-term non-GAAP tax rate applied to the three months ended March 31, 2019 and 2018 was 20%. The long-term non-GAAP tax rate assumes the Company's deferred income tax assets will be realized based upon projected future taxable income, excluding stock-based compensation expense, expense related to amortization of acquired intangible assets and expense associated with the donation of the Company's Class A common stock in the first quarter of 2019. The Company anticipates using this long-term non-GAAP tax rate in future periods and may provide updates to this rate on an annual basis, or more frequently if material changes occur.
Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Tableau believes non-GAAP measures that adjust for the amortization of acquired intangible assets provides investors a consistent basis for comparison across accounting periods. The non-cash expense related to the donation of the Company's Class A common stock is not considered by Tableau's management team when evaluating the Company's operating performance and is non-recurring in nature as Tableau does not expect to make additional donations of its common stock in the foreseeable future; therefore, Tableau believes non-GAAP measures that adjust for the expense associated with the donation of the Company's Class A common stock in the first quarter of 2019 allow for meaningful comparisons between its operating results from period to period. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Tableau's own operating results over different periods of time.
Tableau calculates free cash flow as net cash provided by operating activities less net cash used in investing activities for purchases of property and equipment. Tableau considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by Tableau's business that can be used for strategic opportunities, including investing in Tableau's business, making strategic acquisitions, repurchasing Tableau's common stock and strengthening Tableau's balance sheet. All of Tableau's non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Tableau's operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Tableau's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau's business.
Investor Contact
ir@tableau.com
Press Contact
pr@tableau.com

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues
License	$117,552	$108,793
Maintenance and services	164,908	137,414
Total revenues	282,460	246,207
Cost of revenues
License	5,627	3,954
Maintenance and services	33,802	28,471
Total cost of revenues (1)	39,429	32,425
Gross profit	243,031	213,782
Operating expenses
Sales and marketing (1)	162,342	138,406
Research and development (1)	112,144	93,505
General and administrative (1)	61,725	32,250
Total operating expenses	336,211	264,161
Operating loss	(93,180)	(50,379)
Other income, net	5,186	1,462
Loss before income tax expense (benefit)	(87,994)	(48,917)
Income tax expense (benefit)	888	(2,445)
Net loss	$(88,882)	$(46,472)

Net loss per share:
Basic	$(1.04)	$(0.57)
Diluted	$(1.04)	$(0.57)

Weighted average shares used to compute net loss per share:
Basic	85,434	81,039
Diluted	85,434	81,039

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2019	2018

Cost of revenues	$3,852	$2,987
Sales and marketing	22,993	20,015
Research and development	31,641	25,157
General and administrative	7,133	7,604

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$501,056	$653,022
Short-term investments	554,042	369,355
Accounts receivable, net	177,188	236,063
Prepaid expenses and other current assets	172,498	155,012
Income taxes receivable	2,422	2,268
Total current assets	1,407,206	1,415,720
Long-term investments	4,668	26,278
Property and equipment, net	102,477	94,537
Operating lease right-of-use assets	217,796	—
Goodwill	45,430	42,530
Deferred income taxes	5,633	4,733
Other long-term assets	56,446	50,927
Total assets	$1,839,656	$1,634,725
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$12,201	$6,652
Accrued compensation and employee-related benefits	89,380	105,155
Other accrued liabilities	72,457	55,896
Income taxes payable	1,312	2,982
Deferred revenue	362,740	377,892
Total current liabilities	538,090	548,577
Deferred revenue	19,445	16,306
Operating lease liabilities	251,904	—
Other long-term liabilities	11,232	56,257
Total liabilities	820,671	621,140
Stockholders' equity
Common stock	9	8
Additional paid-in capital	1,432,437	1,340,628
Accumulated other comprehensive loss	(8,986)	(11,458)
Accumulated deficit	(404,475)	(315,593)
Total stockholders' equity	1,018,985	1,013,585
Total liabilities and stockholders' equity	$1,839,656	$1,634,725

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Operating activities
Net loss	$(88,882)	$(46,472)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	14,863	9,647
Amortization (accretion) on investments, net	(723)	118
Stock-based compensation expense	65,619	55,763
Donation of Class A common stock	24,230	—
Deferred income taxes	(1,597)	(4,226)
Changes in operating assets and liabilities
Accounts receivable, net	58,184	73,012
Prepaid expenses and other assets	(22,864)	(22,891)
Income taxes receivable	(137)	(194)
Deferred revenue	(10,176)	(7,507)
Accounts payable and accrued liabilities	(12,717)	(4,279)
Income taxes payable	(1,651)	(356)
Net cash provided by operating activities	24,149	52,615
Investing activities
Purchases of property and equipment	(12,042)	(5,251)
Business combination	(4,500)	—
Purchases of investments	(254,019)	(102,450)
Maturities of investments	92,371	77,385
Sales of investments	—	99
Net cash used in investing activities	(178,190)	(30,217)
Financing activities
Proceeds from issuance of common stock	6,287	2,492
Repurchases of common stock	(4,326)	(30,007)
Net cash provided by (used in) financing activities	1,961	(27,515)
Effect of exchange rate changes on cash and cash equivalents	114	1,233
Net decrease in cash and cash equivalents	(151,966)	(3,884)
Cash and cash equivalents
Beginning of period	653,022	627,878
End of period	$501,056	$623,994

Non-GAAP Reconciliation Tables
Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$243,031	$213,782
Excluding: Stock-based compensation expense	3,852	2,987
Excluding: Amortization of acquired intangible assets	602	349
Non-GAAP gross profit	$247,485	$217,118

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	86.0%	86.8%
Excluding: Stock-based compensation expense	1.4%	1.2%
Excluding: Amortization of acquired intangible assets	0.2%	0.1%
Non-GAAP gross margin	87.6%	88.2%

Reconciliation of operating expenses to non-GAAP operating expenses:
Sales and marketing	$162,342	$138,406
Excluding: Stock-based compensation expense	(22,993)	(20,015)
Non-GAAP sales and marketing	$139,349	$118,391

Research and development	$112,144	$93,505
Excluding: Stock-based compensation expense	(31,641)	(25,157)
Non-GAAP research and development	$80,503	$68,348

General and administrative	$61,725	$32,250
Excluding: Stock-based compensation expense	(7,133)	(7,604)
Excluding: Donation of Class A common stock	(24,230)	—
Non-GAAP general and administrative	$30,362	$24,646

Reconciliation of operating loss to non-GAAP operating income (loss):
Operating loss	$(93,180)	$(50,379)
Excluding: Stock-based compensation expense	65,619	55,763
Excluding: Donation of Class A common stock	24,230	—
Excluding: Amortization of acquired intangible assets	602	349
Non-GAAP operating income (loss)	$(2,729)	$5,733

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(33.0)%	(20.5)%
Excluding: Stock-based compensation expense	23.2%	22.6%
Excluding: Donation of Class A common stock	8.6%	—%
Excluding: Amortization of acquired intangible assets	0.2%	0.1%
Non-GAAP operating margin	(1.0)%	2.3%

	Three Months Ended March 31,
	2019	2018
Reconciliation of net loss to non-GAAP net income:
Net loss	$(88,882)	$(46,472)
Excluding: Stock-based compensation expense	65,619	55,763
Excluding: Donation of Class A common stock	24,230	—
Excluding: Amortization of acquired intangible assets	602	349
Income tax adjustments	397	(3,884)
Non-GAAP net income	$1,966	$5,756

Weighted average shares used to compute non-GAAP basic net income per share	85,434	81,039
Effect of potentially dilutive shares: stock awards	4,217	4,020
Weighted average shares used to compute non-GAAP diluted net income per share	89,651	85,059

Non-GAAP net income per share:
Basic	$0.02	$0.07
Diluted	$0.02	$0.07

	Three Months Ended March 31,
	2019	2018
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$24,149	$52,615
Less: Purchases of property and equipment	(12,042)	(5,251)
Free cash flow	$12,107	$47,364
Net cash used in investing activities	$(178,190)	$(30,217)
Net cash provided by (used in) financing activities	$1,961	$(27,515)
Effect of exchange rate changes on cash and cash equivalents	$114	$1,233

Tableau Software, Inc.
Trended Metrics

The following metrics are intended as a supplement to the financial statements found in this release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company's historical disclosures or financial statements, readers should rely on the Company's filings with the SEC and financial statements in the Company's most recent earnings release.
Tableau intends to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	Q1`18	Q2`18	Q3`18	Q4`18	FY 2018	Q1`19
	(Dollars in thousands)
	(Unaudited)
Annual recurring revenue metrics
Total annual recurring revenue (1)	$641,946	$697,700	$762,641	$840,859	$840,859	$901,977
Subscription annual recurring revenue (2)	$237,533	$291,292	$362,360	$443,214	$443,214	$510,135

Geographic revenue metrics
United States and Canada	$167,799	$196,992	$207,166	$225,917	$797,874	$196,902
International	$78,408	$85,297	$83,414	$110,359	$357,478	$85,558
United States and Canada as % of total revenue	68%	70%	71%	67%	69%	70%
International as % of total revenue	32%	30%	29%	33%	31%	30%

Additional metrics
Customer accounts that purchased greater than $1 million during the quarter (3)	13	22	23	36		16
Contract assets (4)	$60,666	$72,559	$89,843	$105,593	$105,593	$121,599
Remaining performance obligations (5)	$114,523	$138,498	$191,942	$240,077	$240,077	$253,962
Services revenues as a % of maintenance and services revenue (6)	9%	10%	10%	11%	10%	9%

Headcount metrics
Worldwide employees	3,663	3,896	4,101	4,181	4,181	4,286

(1) Tableau defines total annual recurring revenue ("Total ARR") as the annualized recurring value of all active contracts at the end of a reporting period. Total ARR includes subscription annual recurring revenue ("Subscription ARR") and the annualized value of all maintenance contracts related to perpetual licenses active at the end of a reporting period.
(2) Tableau defines Subscription ARR as the annualized recurring value of all active subscription contracts at the end of a reporting period. Subscription ARR includes term license agreements and renewals and Tableau Online subscriptions and renewals.
(3) Tableau defines a customer account as a single purchaser of its products. Customer accounts are typically organizations. In some cases, organizations will have multiple groups purchasing Tableau software, which count as discrete customer accounts. This operating metric is based on Tableau's definition of bookings, which is defined as the first year of contracted revenue only and does not include additional years beyond the first year unless a customer pays for those years up front. Bookings includes both new sales and renewals. Tableau's bookings may not be comparable to similarly named measures disclosed by other companies in the software industry. Bookings is not a measure of revenue or an indication of actual revenue results. Revenues ultimately recognized could be affected by a number of factors.
(4) Contract assets represent amounts related to performance obligations that are satisfied but not yet billed. These amounts are recorded as contract assets rather than receivables when receipt of the consideration is conditional on something other than the passage of time and are included in prepaid expenses and other current assets in the consolidated balance sheets.
(5) Remaining performance obligations represent amounts from contracts with customers allocated to performance obligations that will be satisfied at a later date. These amounts include additional performance obligations that are not yet recorded in the consolidated balance sheets. These amounts do not include deferred revenue, which is already included within the consolidated balance sheets.
(6) Services revenues are recognized upon delivery of professional services and training.